      As filed with the Securities and Exchange Commission on July 30, 1997
                                           Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      -------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      -------------------------------------
                          MEDICAL GRAPHICS CORPORATION
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                             41-1316712
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)
                              350 Oak Grove Parkway
                           Saint Paul, Minnesota 55127
                                 (612) 484-4874
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                      -------------------------------------
                                 Glenn D. Taylor
                       President, Chief Executive Officer
                          Medical Graphics Corporation
                              350 Oak Grove Parkway
                          Saint Paul, Minnesota  55127
                                 (612) 484-4874
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                      -------------------------------------
                                   COPIES TO:

                            Thomas G. Lovett IV, Esq.
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                             80 South Eighth Street
                          Minneapolis, Minnesota  55402
                           Telephone:  (612) 371-3211

     Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering:   / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement
for the same offering:   / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box:   / /

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           Proposed       Proposed
                                                                                           Maximum        Maximum
                                                                           Amount to be    Offering      Aggregate      Amount of
                          Title of Each Class of                            Registered      Price      Offering Price  Registration
                       Securities to be Registered                                         Per Unit                        Fee
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.05 par value  . . . . . . . . . . . . . . . . . . . . .    444,445(1)    $3.875(2)    $1,723,271(2)       $522
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Issuable upon conversion of outstanding convertible Class A Stock.
(2) Estimated solely for the purpose of determining the registration fee and based on the closing bid and asked prices of the Company's Common Stock on the Nasdaq National Market on July 23, 1997 pursuant to Rule 457(c).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED _______, 1997

PROSPECTUS
                          MEDICAL GRAPHICS CORPORATION

                                444,445 SHARES OF
                                  COMMON STOCK

     This Prospectus relates to the sale of up to 444,445 shares (the "Shares") of Common Stock of Medical Graphics Corporation (the "Company") which may be offered from time to time by the shareholder named herein (the "Selling Shareholder"). All 444,445 of the Shares being offered may be obtained by the Selling Shareholder by conversion of Class A Stock (the "Class A Stock") held by the Selling Shareholder which has a conversion price of $3.375 per share. The Company will not receive any proceeds upon the conversion of the Class A Stock or from the sale of the Shares by the Selling Shareholder. See "Use of Proceeds."

     The Company will bear all expenses of the offering hereunder, including the underwriting discounts and commissions incurred in connection with the sale of
the Shares by the Selling Shareholder.   The Company's Common Stock is traded on
the Nasdaq National Market under the symbol "MGCC." The last reported sale price of the Company's Common Stock on July 22, 1997 was $3.875 per share, as reported by Nasdaq.

     THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

     The Selling Shareholder has advised the Company that it intends to sell the Shares from time to time in transactions on the Nasdaq National Market at prices prevailing at the time of the sale or otherwise as set forth below. The Selling Shareholder has also advised the Company that, as of the date hereof, it has made no arrangement with any brokerage firm for the sale of the Shares. See "Plan of Distribution."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS_____________, 1997

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information can be inspected and copied at the public facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C., and the Commission's regional offices located at 7 World Trade Center, 14th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are also publicly available through the Securities and Exchange Commission's Web Site (http://www.sec.gov).

     The Company has filed with the Commission a registration statement under the Securities Act of 1933 with respect to the shares offered hereby. This Prospectus does not contain all information set forth in such registration statement. For further information with respect to the Company and the shares offered hereby, reference is made to such registration statement, including the exhibits and financial schedules filed as part thereof. Such information may be inspected at the Chicago regional office of the Commission at Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and at the public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies thereof may be obtained from the Commission at prescribed prices.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, as amended by Amendment No. 1 on Form 10-KSB/A dated May 15, 1997; (ii) the Company's Proxy Statement dated May 2, 1997 for the 1997 Annual Meeting of Shareholders on May 22, 1997; and (iii) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15 of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of securities contemplated hereby shall also be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded hereby to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents.) Requests for such copies should be directed to Tana DeBoer, Medical Graphics Corporation, 350 Oak Grove Parkway, Saint Paul, Minnesota 55127, telephone number (612) 766-3315.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

                                   THE COMPANY

     Medical Graphics Corporation (the "Company") designs and produces innovative non-invasive diagnostic systems for the prevention, early detection, and cost-effective treatment of heart and lung disease. Medical Graphics Corporation has grown from providing computerized lung function test graphics to providing a wide-ranging line of diagnostic systems featuring patented hardware and software sold under the MedGraphics trade name. The Company's products consist of breath analysis technology integrated with computer and applications-specific software. More than 4,000 MedGraphics systems have been sold to customers for use in over 50 countries. The Company's primary products include pulmonary function, body plethysmography, cardiopulmonary exercise testing systems, and sleep disorder diagnostic systems. Most of the Company's revenues are generated from sales into the hospital cardiopulmonary market and the office-based physician market.

     The Company was incorporated in 1977 under the laws of the State of Minnesota. Its principal executive offices are located at 350 Oak Grove Parkway, Saint Paul, Minnesota 55127 and its telephone number is (612) 484-4874.

                                  THE OFFERING

     The 444,445 Shares being offered by the Selling Shareholders consist of 444,445 Shares which may be purchased in whole or in part by the Selling Shareholders pursuant to convertible Class A Stock which currently has a conversion price of $3.375. The Class A Stock was issued by the Company on March 31, 1997 and April 15, 1997 in a private placement of 444,445 shares of the Class A Stock.

Common Stock offered by Selling Shareholders . . . . . . . . . . .       444,445
Common Stock outstanding after offering (1). . . . . . . . . . . .     3,045,000
NASDAQ Symbol. . . . . . . . . . . . . . . . . . . . . . . . . . .          MGCC

(1) Assumes the conversion of all shares of the Class A Stock. Excludes shares of common stock issuable upon exercise of outstanding warrants and stock options.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds in connection with the conversion of Class A Stock into Common Stock or from the sale of the Common Stock. See "Use of Proceeds."

                                  RISK FACTORS

     This offering involves substantial investment risk and the Shares should be purchased only by persons who can afford the loss of their entire investment. See "Risk Factors."

                                  RISK FACTORS

     INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING MATTERS IN CONNECTION WITH AN INVESTMENT IN THE SHARES IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THE PROSPECTUS. INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE FOLLOWING MATTERS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS.


OPERATING LOSSES

     In 1995, 1996 and the three months ended March 31, 1997, the Company experienced net losses of $1,731,000, $9,071,000 and $2,327,000, respectively. The Company anticipates that it will continue to experience losses through the second quarter of 1997. There is no assurance that the Company will achieve profitability at that or any other point in time.

DEPENDENCE UPON DISTRIBUTORS TO MARKET AND SELL PRODUCTS OUTSIDE THE UNITED
STATES

     The Company markets its products outside the United States into over 50 countries through approximately 37 international sales organizations that operate primarily as distributors who carry a limited inventory of the Company's
products.   These organizations sell the Company's products in specific geographic areas, generally on an exclusive basis. Conducting business in foreign countries involves certain risks not ordinarily associated with domestic business including governmental laws or restrictions that could adversely affect pricing of, and the Company's ability to, market its products.

MEDICAL PROFESSION

     Early detection and prevention of heart and lung diseases is becoming more commonplace as health care reform and cost containment efforts increase. Physicians and health plan administrators are becoming more motivated to use non-invasive diagnostic testing to detect early signs of disease and reverse the disease process by therapeutic treatments, rather than relying on invasive and expensive procedures to treat disease after it has already progressed. Thus, the demand for therapeutic and diagnostic products, such as the Company's, is being affected by trends in the medical profession and its approach to the treatment of illness as well as third party payment and reimbursement policies.

PRODUCT SOFTWARE CONVERSION

     In 1996, the Company experienced a significant increase in research and development expenses due primarily to increased expenditures, including the use of independent contractors, to convert its equipment product software systems to a Windows environment. The Company expects, but can give no assurances that, it will be able to begin shipping products with Windows-based software in the third quarter of 1997. The Company believes that the software conversion will be integral to its ability to remain competitive and successful.

COMPETITION

     The principal competitive factors in the diagnostic and therapeutic markets are quality of system performance, software which is technologically advanced and easy-to-use, and customer service. These markets are characterized by intense competition. Some companies with which the Company competes have greater financial, human and technological resources than Medical Graphics Corporation. This competitive marketplace has in some circumstances led to price discounting to which the Company has responded in kind, and may do so again in the future.

     The medical device industry in which the Company operates is characterized by relatively rapid technological change. Accordingly, the Company must continually implement improvements in its core technologies and products. The Company's success depends on its ability to anticipate changes in technology and industry standards, to develop and successfully introduce new and enhanced products on a timely basis and to promote market acceptance of such products. The Company believes its principal competitors are SensorMedics Corporation, a subsidiary of ThermoElectron Corporation ("SensorMedics"), and Erich Jaeger GmbH & Co. KG. The Company believes that its principal competitors in the sleep market will be SensorMedics, Healthdyne Technologies, Inc. and Nellcor Puritan Bennett.

DEPENDENCE ON KEY EMPLOYEES

     The Company is highly dependent upon the services of its present officers, and the loss of any of them could have a material adverse effect on the Company. None of the Company's officers are bound by employment agreements with the Company. The success of the Company will also depend on its ability to attract and retain capable sales and marketing personnel.


ABSENCE OF DIVIDENDS

     The Company has never paid, and does not plan to pay, any dividends on its Common Stock in the foreseeable future.


INTENSE COMPETITION; RAPID TECHNOLOGICAL AND MARKET CHANGES

     The medical device industry is characterized by rapidly evolving technology and increased competition. Competitors of the Company include large medical companies, some of which have greater financial and technical resources and broader product lines than the Company. The Company believes that the principal competitive factors in its markets are product features, price, quality, customer service, performance, market reputation, breadth of product offerings and effectiveness of sales and marketing efforts. There are a number of companies that currently offer, or are in the process of developing, products that compete with products offered by the Company. Some of these competitors may have greater capital resources, research and development staffs and experience in the medical device industry, including experience with respect to regulatory compliance in the development, manufacturing and sale of medical products similar to those offered by the Company. There can be no assurance that some of these competitors will not succeed in developing technologies and products that are more effective than those currently used or produced by the Company or that would render some products offered by the Company obsolete or non-competitive. Competition based on price is expected to become an increasingly important factor in customer purchasing patterns as a result of cost containment pressures on, and consolidation in, the health care industry. Such competition has exerted, and is likely to continue to exert, downward pressure on the prices the Company is able to charge for its products. There can be no assurance that the Company will be able to offset such downward price pressure through corresponding cost reductions. Any failure to offset such pressure could have an adverse effect on the business, results of operations or financial condition of the Company.

DEPENDENCE ON NEW PRODUCT DEVELOPMENT

     As existing products of the Company become more mature and their existing markets more saturated, the importance to the Company of developing or acquiring new products will increase. The development of any such products will entail considerable time and expense, including research and development costs or acquisition costs and the time and expense required to obtain necessary regulatory approvals which could adversely affect the business, results of operations or financial condition of the Company. There can be no assurance that such development activities will yield products that can be commercialized profitably or that any product acquisitions can be consummated on commercially reasonable terms or at all. Any failure to acquire or develop new products to supplement more mature products could have an adverse effect on the business, results of operations or financial condition of the Company.

DEPENDENCE UPON ORIGINAL EQUIPMENT MANUFACTURING RELATIONSHIP

     The Company entered into an original equipment manufacturing agreement in April 1997 with CompuMedics Sleep PTY, LTD (CompuMedics), an Australian corporation which specializes in the development, design, manufacture and sale of computer-based medical equipment for monitoring and diagnosing patients. Under the terms of the agreement, Medical Graphics has non-exclusive U.S. rights to relabel and distribute CompuMedics' current and future sleep diagnostic products.

     The Company is dependent upon CompuMedics to deliver its inventory of sleep systems as its sole source. In addition, entry into a new market is requiring the Company to incur some expense, including marketing promotions, inventory items, employee training, and time invested by key employees. However, the Company expects to generate new revenues with this product in excess of its investment. If the Company fails in its attempt to enter the sleep market, the adverse affects would be failure to recoup a capital investment or return on its investment and a possible short-term negative impact on the Company's reputation in the marketplace.

FAILURE TO MEET CURRENT NASDAQ NATIONAL MARKET REQUIREMENTS

     Under the Rules of the Nasdaq National Market, an issuer that has sustained losses in each of its past two years must maintain net tangible assets (assets, excluding goodwill, less liabilities) of at least $2,000,000. At March 31, 1997, the Company had net tangible assets of $1,379,000 which is less than
the minimum net tangible asset requirement.   In addition, for the quarter ended
June 30, 1997, the Company reported a loss of $864,000, and the Company's net tangible assets as of June 30, 1997 were $1,481,000. In June 1997, the
Nasdaq advised the Company that it was not in compliance with the net tangible assets requirement and indicated that it intended to delist the Company from the Nasdaq National Market. The Company has requested an exemption from the net tangible asset requirements and requested an oral
hearing with respect to this issue.   If the Company does not receive an
exemption and does not otherwise raise additional capital in any amount sufficient to achieve compliance with the Nasdaq net tangible assets requirements, the Company's Common Stock could be delisted from the Nasdaq
National Market.   In this event, the Company intends to apply for quotation
on the Nasdaq SmallCap Market, which may have an adverse effect on the liquidity of the Company's securities.

                              RECENT DEVELOPMENTS

GENERAL OVERVIEW

     Medical Graphics Corporation designs and produces innovative, non-invasive diagnostic systems for the prevention, early detection and cost-effective treatment of heart and lung disease. Medical Graphics Corporation has grown from providing computerized lung function test graphics to providing a wide-ranging line of diagnostic systems featuring patented hardware and software sold under the MedGraphics trade name.

     The Company sells products in three separate areas: (i) pulmonary function analysis systems; (ii) gas exchange testing systems; and (iii) sleep diagnostic systems.

     PULMONARY FUNCTION TESTING SYSTEM.

     The Company's pulmonary function analysis systems measure lung function and lung capacity in diagnosing both restrictive and obstructive lung diseases. The Company's principal pulmonary function testing systems are its pulmonary function testing labs and its body plethysmography systems.

     The PF/Dx System is a complete pulmonary function testing lab which helps health care professionals diagnose lung diseases and manage treatment of their patients. The PF/Dx System currently consists of a nitrogen analyzer, a gas chromatograph, an IBM-compatible computer with Pentium processor, a full-color monitor, a printer and other peripherals. Applications include screening asthma patients, assessing pre-operative and post-operative risk of heart and lung surgery patients, evaluating lung damage from occupational exposures and documenting outcomes and responses to therapy. The PF/Dx System's compact design and mobility options attract a wide variety of customers, including cardiopulmonary laboratories in hospitals, office-based clinics, occupational medicine clinics, asthma centers and clinical research centers. The PF/Dx System utilizes the preVent Pneumotach, a mouthpiece/flow device with a snap-in, snap-out design which helps prevent the transmission of infectious diseases.
The preVent Pneumotach is attached by tubing to the PF/Dx System for the measurement of patients' lung function. The PF/Dx System's unique features also include the Company's proprietary BREEZE software, which is designed to operate in a simple, easy-to-use manner.

     The Company's 1085 Series offers four body plethysmography systems for lung function testing. A body plethysmograph is an enclosed chamber in which the patient sits and performs diagnostic pulmonary function testing. Body plethysmography is the most sensitive method for identifying lung diseases, including difficult-to-detect diseases such as asthma. The systems are comprised of a hexagon-shaped acrylic chamber, a nitrogen analyzer, a diffusion analyzer, an IBM-compatible computer with Pentium processor, a full-color monitor, a printer and other peripherals. Applications include diagnosing lung diseases and managing their treatment, assessing surgical risk of lung transplant and lung reduction surgery candidates and evaluating the impact of neuromuscular disease on breathing. Included in the 1085 Series systems is the preVent pneumotach for helping to prevent the transmission of infectious diseases between patient tests. The system's design optimizes patient comfort with clear-view acrylic enclosures and enables testing of a broad population including pediatric patients and individuals using wheelchairs.

GAS EXCHANGE TESTING SYSTEMS

     The Company's gas exchange testing systems measure exercise capacity and diagnose heart and lung disease. The Company's principal gas exchange testing systems are its cardiopulmonary exercise testing systems and its cycle ergometers.

     The Company's cardiopulmonary exercise systems both measure a patient's fitness or conditioning level and help physicians diagnose heart and lung diseases by measuring the gas exchange of the patient's lungs in conjunction with the electrical activity of the patient's heart. These systems help detect and quantify the degree of impairment in the heart or lungs or in the level of conditioning by measuring the amount of oxygen consumed during exercise.

     MedGraphics cardiopulmonary exercise testing systems are sold in four different models. They include the CardiO(2) System, CPX/D System, CPX/MAX/D System and CPXEXPRESS System. The systems consist of an oxygen analyzer, a carbon dioxide analyzer, the preVent Pneumotach, an IBM-compatible computer with Pentium processor, a full-color monitor, a printer and other peripherals. The CardiO(2) includes a full 12-lead ECG system while the other systems are designed to be used in conjunction with stand-alone ECG systems. The systems are used for differential diagnosis of cardiovascular and pulmonary disease, screening for early signs of cardiac and pulmonary dysfunction, establishing exercise prescriptions and training programs, and evaluating the efficacy of prescribed therapy. Test results are displayed in easy-to-interpret graphs and summary reports. Customers include hospital cardiopulmonary laboratories, cardiology and pulmonary office-based clinics, cardiac rehabilitation units, human performance laboratories and health clubs.

CYCLE ERGOMETERS

     A cycle ergometer is a specially designed stationary exercise bicycle which can operate at a broad spectrum of resistance levels. The Company offers several models of cycle ergometers providing physicians and patients a tool for more successful outcomes in clinical rehabilitation and athletic training. The Company has four models of cycle ergometers that are used in diagnostic, rehabilitation, training and sports medicine applications. Three of the four models in the CardiO(2) Cycle Series incorporate patented CardiO-KEY technology, a "data key" capable of storing exercise protocols and recording exercise session data. The data key is used to individualize exercise sessions and monitor conditioning progress.

SLEEP DISORDER DIAGNOSTIC SYSTEM

     In April 1997, The Company entered into an original equipment manufacturing agreement with Compumedics Sleep PTY. LTD ("CompuMedics"), an Australian Corporation engaged in the business of designing marketing and distributing diagnostic sleep systems. Under the terms of the Agreement, the Company received the non-exclusive right to distribute Compumedics' products in the United States.

     Medical Graphics' initial entry into the sleep market will be with the PSNQuest-TM- System consisting of a workstation/scoring computer and software, a preamplifier module, patient interface box and cables, and a color printer. The system's software operates under Windows NT to allow for local area networking and monitoring of multiple patients on one screen.

     The sleep market is growing in excess of 20 percent each year, and is a logical extension of the MedGraphics product line since sleep disorders are frequently related to cardiorespiratory problems.


                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the conversion of the Class A Shares into shares of Common Stock or from sales of the Shares by the Selling Shareholder.

                               SELLING SHAREHOLDER

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by the Selling Shareholder as of June 1, 1997, and as adjusted to reflect the sale of Shares obtained by the Selling Shareholder through the conversion of the Class A Stock.

                     Name                           NUMBER OF SHARES       MAXIMUM NUMBER OF         SHARES TO BE BENEFICIALLY
                     ----                          BENEFICIALLY OWNED   SHARES TO BE SOLD (1)(2)   OWNED AFTER THE OFFERING(1)(2)
                                                 PRIOR TO OFFERING (1)  ------------------         ------------------------
                                                 -----------------
                                                 Number       Percent                                 Number           Percent
                                                 ------       -------                                 ------           -------
FAMCO II LLC (3)                                 444,445       14.6            444,445                 -0-                *

(1) Includes Shares to be acquired by the Selling Shareholder upon conversion of the Class A Stock.
(2)  Assumes the sale of all Shares offered hereunder.
(3) FAMCO is managed by Family Financial Strategies, Inc., of which John Wunsch, a Director of the Company, is the Chief Executive Officer. As a result of this affiliation, Mr. Wunsch may be deemed to beneficially own all shares owned by FAMCO and may be deemed to hold shared voting and investment power with respect to such shares owned by FAMCO.


                              PLAN OF DISTRIBUTION

     The Company has been advised that the Selling Shareholder may sell Shares from time to time in one or more transactions (which may include block transactions) on the NASDAQ National Market at market prices prevailing at the time of the sale or at prices otherwise negotiated.

     The Shares may, without limitation, be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

     The Company has been advised that, as of the date hereof, the Selling Shareholder has made no arrangement with any broker for the sale of the Shares. Underwriters, brokers or dealers may participate in such transactions as agents and may, in such capacity, receive brokerage commissions from the Selling Shareholder or purchasers of such securities. Such underwriters, brokers or dealers may also purchase Shares and resell such Shares for their own account in the manner described above. The Selling Shareholder and such underwriters, brokers or dealers may be considered "underwriters" as that term is defined by the Securities Act of 1933, although the Selling Shareholder disclaims such status. Any commissions, discounts or profits received by such underwriters, brokers or dealers in connection with the foregoing transactions may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.


                            DESCRIPTION OF SECURITIES

     COMMON STOCK. The Company has one class of Capital Stock registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), Common Stock, $.05 par value. The Company is authorized to issue up to 10,000,000 shares of Common Stock. No share of Common Stock is entitled to preference over any other share, and each share is equal to any other share in all respects. Holders are entitled to one vote for each share held of record at each meeting of shareholders. In any distribution of capital assets, whether voluntary or involuntary, holders are entitled to receive pro rata the assets remaining after creditors have been paid in full. Holders of Common Stock have no preemptive rights. The outstanding shares are, and the Common Stock offered hereby upon payment therefore will be, fully paid and nonassessable.

     CUMULATIVE VOTING. There is no cumulative voting for the election of directors. Accordingly, the owners of a majority of shares of Common Stock outstanding may elect all of the directors, if they choose to do so, and the owners of the balance of such shares will not be able to elect any directors.

     DIVIDEND POLICY. The Company has adopted the policy of retaining all of its earnings to finance the growth of its business and, accordingly, does not anticipate payment of any dividends in the foreseeable future.

     CLASS A STOCK. The Class A Stock has a liquidation preference of $3.375 per share. Each Class A share is currently convertible into one share of Common Stock and has voting rights equal to the Common Stock into which it is convertible. The Company has a total of 444,445 shares of Class A Stock outstanding.


                                  LEGAL MATTERS

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota.


                                     EXPERTS

     The financial statements incorporated in this prospectus by reference from the Company's 1996 Annual Report on Form 10-KSB have been audited by Deloitte & Touche LLP as of and for the year ended December 31, 1996, and Ernst & Young LLP as of and for the year ended December 31, 1995, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.


                                 INDEMNIFICATION

     The Company's Articles of Incorporation eliminate or limit certain liabilities of its directors and the Company's Bylaws provide for indemnification of directors, officers and employees of the Company in certain instances. Insofar as exculpation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14:  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     SEC registration fee  . . . . . . . . . . . . . . . . . . . .      $   522
     Accounting fees and expenses  . . . . . . . . . . . . . . . .        2,000
     Legal fees and expenses . . . . . . . . . . . . . . . . . . .       15,000
     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .          500
                                                                        -------
          Total  . . . . . . . . . . . . . . . . . . . . . . . . .       18,022
                                                                        -------
                                                                        -------

     Except for the SEC fee, all of the foregoing expenses have been estimated.

ITEM 15:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, reasonably believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment by the corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the Shareholders or by a court.

     The Company's Articles of Incorporation and Bylaws provide for the indemnification of its directors, officers, employees, and agents in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as amended from time to time.

ITEM 16.  EXHIBITS

Exhibit No.    Description
-----------    -----------

5.1 Opinion and Consent of Lindquist & Vennum P.L.L.P., counsel to the Company
23.1           Consent of Lindquist & Vennum P.L.L.P. (see Exhibit 5.1 above)
23.2           Consent of Deloitte & Touche LLP, independent auditors
23.3           Consent of Ernst & Young LLP, independent auditors
24.1           Powers of Attorney (included on signature page hereof)


ITEM 17.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on the 22nd day of July, 1997.

                                   MEDICAL GRAPHICS CORPORATION


                                   By     \s\ Glenn D. Taylor
                                     -------------------------------------------
                                              Glenn D. Taylor, President and
                                              Chief Executive Officer

                                POWER OF ATTORNEY

     The undersigned officers and directors of Medical Graphics Corporation hereby constitute and appoint Glenn D. Taylor and Mark W. Sheffert, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on the date and in the capacities indicated.

Signature
---------

   \s\ Glenn D. Taylor                                 Dated: July 22, 1997
--------------------------------------------
Glenn D. Taylor, President,
Chief Executive Officer
(Principal Executive Officer) and Director

   \s\ Dale H. Johnson                                 Dated: July 22, 1997
--------------------------------------------
Dale H. Johnson, Chief Financial
Officer (Principal Financial
Officer)

   \s\ Mark W. Sheffert                                Dated: July 22, 1997
--------------------------------------------
Mark W. Sheffert, Chairman

   \s\ Anthony J. Adducci                              Dated: July 22, 1997
--------------------------------------------
Anthony J. Adducci, Director

   \s\ Gerald T. Knight                                Dated: July 22, 1997
--------------------------------------------
Gerald T. Knight, Director

   \s\ W. Edward McConaghay                            Dated: July 22, 1997
--------------------------------------------
W. Edward McConaghay, Director

   \s\ Donald C. Wegmiller                             Dated: July 22, 1997
--------------------------------------------
Donald C. Wegmiller, Director

   \s\ John C. Penn                                    Dated: July 22, 1997
--------------------------------------------
John C. Penn, Director

   \s\ John D. Wunsch                                  Dated: July 22, 1997
--------------------------------------------
John D. Wunsch, Director